Exhibit 10.25

DIRECT STOCK PURCHASE AGREEMENT

THIS DIRECT STOCK PURCHASE AGREEMENT (this “DSPA”) is made as of January 30, 2014, by and between Burlingame Equity Investors Master Fund LP, whose address is One Montgomery Street, 33rd Floor San Francisco, CA 94104 (“Stock Seller”) and Arête Industries Inc., a Colorado corporation, whose address is 7260 Osceola Street Westminster, CO 80030 (“Stock Purchaser”).

1.	Pursuant to a certain CONDITIONAL STOCK OPTION AGREEMENT (the “CSOA”) entered into as of December 10th, 2013 between “Stock Seller” and Nicholas L Scheidt “Stock Purchaser”. “Stock Seller” optioned 1,341,873 shares to Nicholas L Scheidt and Nicholas L Scheidt, subsequently assigned 1,200,000 shares of the “CSOA” to Arête Industries Inc on January 27, 2012.

2.	The Stock Seller wishes to sell, and the Stock Purchaser wishes to buy, 1,200,000 shares of Arête at a price of US $0.19 per share for total consideration of $228,000.00.

3.	Stock Purchaser shall directly wire $228,000.00 to “Stock Seller” brokerage account for a direct repurchase of the shares. Upon receipt of good funds for the purchase; “Stock Seller” shall instruct its Broker to deliver the 1,200,000 shares to the account designated by the Stock Purchaser.

4.	This DSPA shall inure to the benefit of and be binding upon “Stock Seller” and “Stock Purchaser” and their respective representatives, successors and assigns.

5.	The Stock Seller represents and warrants to the Stock Purchaser that no assignment or lien has been given on the Sellers’s interest in their ownership in the above common stock, other than under the CSOA referenced in Item 1 above.

6.	The Stock Seller represents and warrants to the Stock Purchaser that it is authorized to enter into this sale, and the Stock Purchaser represents and warrants to the Stock Seller that it is authorized to enter into this purchase.

7.	The Stock Seller hereby assigns any and all claims against and economic interest in the above Arête Industries Inc common stock to the Stock Purchaser without any reservation of rights.

8.	This DSPA shall be governed by the laws of the State of California.

9.	This DSPA shall inure to the benefit of the heirs, successors and assigns of the parties.

10.	This DSPA may be executed in counterparts.

IN WITNESS WHEREOF, “Stock Seller” and “Stock Purchaser” have executed this DSPA of as of the date first above written.

STOCK SELLER:

Burlingame Equity Investors Master Fund, LP

By:	/s/ Blair Sanford

Print Name:	Blair Sanford
Title:	Managing Member of General Partner

STOCK PURCHASER:

Arête Industries Inc,
A Colorado Corp

By:	/s/ Nicholas L Scheidt

Print Name:	Nicholas L Scheidt
Title:	CEO